                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




Date of Report:  December 31, 1998



                              IAT MULTIMEDIA, INC.
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               (Exact name of registrant as specified in charter)


          DELAWARE             000-22101                       13-3920210
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   (State or other       (Commission File Number)            (IRS Employer
   jurisdiction of                                           Identification)
    incorporation)


     Geschaftshaus Wasserschloss                 CH-5300 Vogelsang-Turgi,
         Aarestrasse 17                                 Switzerland
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 (Address of principal executive offices)                (Zip Code)


Registrant's telephone no. including area code:   (011)(41)(56) 223-5022
                                                  ----------------------
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          (Former Name or Former Address, if changed since Last Report)

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Item 5.     Other events.
            ------------
            Pursuant to an Exchange Agreement dated as of December 31, 1998, by and among IAT Multimedia, Inc. ("IAT"), JNC Opportunity Fund Ltd. and JNC Strategic Fund Ltd. ("Strategic"), Strategic agreed to exchange the 198,255 shares of IAT Common Stock it purchased from IAT in a private placement on June 19, 1998 for 2,000 shares of IAT's Series B Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock"). IAT issued the 2,000 shares of Preferred Stock to Strategic effective as of January 7, 1999. The 2,000 shares of Preferred Stock are convertible into 198,255 shares of IAT Common Stock, subject to adjustment for certain events including stock splits, recapitalizations, mergers or consolidations of IAT. The Preferred Stock is convertible into IAT Common Stock at the option of Strategic at any time and, at the option of IAT, at any time on or after December 30, 1999 or earlier, in the event the closing sales price of the IAT Common Stock as reported by the Nasdaq National Market attains certain levels during certain periods of time. In addition, any shares of Preferred Stock not converted by January 7, 2002 will automatically be converted into shares of IAT Common Stock. The Preferred Stock has no voting rights, has a liquidation preference of $1.00 per share and is redeemable by IAT under certain circumstances. Pursuant to the Exchange Agreement, IAT agreed to register for resale the 198,255 shares of IAT Common Stock issuable upon conversion of the Preferred Stock.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

       (c)         Exhibits

       3.2(a)      -      Amended and Restated Certificate of Incorporation

       10.56       -      Exchange Agreement dated as of December 31, 1998 by
                          and among the Registrant, JNC Opportunity Fund
                          Ltd. and JNC Strategic Fund Ltd.

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                                   SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              IAT MULTIMEDIA, INC.



                              By:  /s/ Klaus Grissemann
                                   ------------------------------------
                                   Klaus Grissemann
                                   Chief Financial Officer and Secretary


Dated:  January 11, 1999



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